Exhibit 99.1

Finish Line Reports Second Quarter FY 2011 Results

EPS from continuing operations up 47.6% to $0.31 per share

INDIANAPOLIS, Sept. 23, 2010 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the second quarter of fiscal 2011, representing the 13-week period ended August 28, 2010.

Second Quarter Results
Net sales increased 0.8% to $301.1 million in the second quarter compared to $298.7 million one year ago. Comparable store net sales increased 2.0% in the second quarter compared to a comparable store net sales decline of 9.9% a year ago.

Finish Line reported second quarter income from continuing operations of $16.8 million, or $0.31 per diluted share compared to income from continuing operations of $11.7 million or $0.21 per diluted share a year ago. The $0.31 per share represents a 47.6% increase over the prior year.

Consolidated merchandise inventories decreased by 2.0% to $217.0 million at the end of the quarter compared to $221.4 million a year ago. On a per-square-foot basis, inventories were up 0.6%.

At quarter end, the company had no interest-bearing debt and $253.7 million in cash and cash equivalents, up from $142.9 million at the end of the second quarter a year ago.

Finish Line repurchased 1.2 million shares of its outstanding common stock in the second quarter totaling $15.8 million.

“A 48% increase in earnings per share and improved operating margins on a 2% comp store sales increase is a productive quarter,” said Finish Line Chairman and Chief Executive Officer Glenn Lyon. “We continue to prove that we can effectively leverage even a modest sales gain as we did this quarter and we are making investments within our existing business to drive top line growth. At the same time, we are also assessing growth opportunities outside of our core business. As we pursue these opportunities, we will continue to be disciplined in the process and build upon our core competencies as well as the strong bond we’ve forged with our customers."

Year-to-Date Results
Net sales increased 4.6% to $583.5 million, compared to $557.8 million for the same period a year ago. Year-to-date comparable store net sales increased 6.1% versus a 7.2% decrease last year.

For the 26 weeks ended August 28, 2010, Finish Line reported income from continuing operations of $30.5 million, or $0.56 per diluted share versus income from continuing operations of $13.5 million, or $0.24 per diluted share for the same period a year ago. The $0.56 per share represents a 133% increase over the prior year.

September Sales Update
Comparable store net sales, on a month-to-date basis for the period of August 29 through September 19, increased 6.2% on top of a 7.0% increase for the same period one year ago.

Q2 Conference Call Tomorrow, September 24
The company will host a conference call for investors Friday, September 24, 2010 at 8:30 a.m. Eastern. To participate in the conference call, dial 660-422-4970, conference ID#10025899. To listen online, visit www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call at 800-642-1687, conference ID#10025899. This recording will be made available through Tuesday, September 28, 2010. In addition, the replay will be available online at www.finishline.com.

Q3 Fiscal Year 2011 Release/Conference Call
The company expects to report third quarter results Tuesday, December 21, 2010 after market close followed by a conference call Wednesday, December 22, 2010 at approximately 8:30 a.m. Eastern.

About Finish Line
Finish Line is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line operates 667 stores in malls across the United States. More than 11,000 Finish Line sneakerologists help customers each day connect with their sport, their life and their style. Online and mobile shopping is available at finishline.com.

Forward-Looking Statements
This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “will,” “estimates,” “potential,” “continue,” or words and phrases of similar meaning.

Statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending and utility and product costs; product demand and market acceptance risks; further deterioration of economic and business conditions; the inability to locate and obtain acceptable lease terms for the company’s stores; the effect of competitive products and pricings; loss of key employees; management of strategic growth initiatives; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc.
	Consolidated Statements of Operations (Unaudited)
	(In thousands, except per share and store data)

	Thirteen	Thirteen	Twenty-Six	Twenty-Six
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	August 28,	August 29,	August 28,	August 29,
	2010	2009	2010	2009

Net sales	$301,070	$298,733	$583,468	$557,829
Cost of sales (including occupancy costs)	201,301	203,364	389,729	386,085
Gross profit	99,769	95,369	193,739	171,744

Selling, general and administrative expenses	72,778	75,260	144,557	148,414
Store closing costs	-	1,381	-	1,612
Operating income	26,991	18,728	49,182	21,718

Interest income, net	155	108	219	211
Income from continuing operations before income taxes	27,146	18,836	49,401	21,929

Income tax expense	10,342	7,088	18,928	8,422
Income from continuing operations	16,804	11,748	30,473	13,507

Income (loss) from discontinued operations, net of income taxes	10	(12,622)	(13)	(14,989)
Net income (loss)	$16,814	$(874)	$30,460	$(1,482)

Income (loss) per diluted share:
Income from continuing operations	$0.31	$0.21	$0.56	$0.24
Loss from discontinued operations	-	(0.23)	-	(0.27)
Net income (loss)	$0.31	$(0.02)	$0.56	$(0.03)

Diluted weighted average shares outstanding	53,986	54,560	54,141	54,484

Dividends declared per share	$0.04	$0.03	$0.08	$0.06

Store activity for the period (Finish Line only):
Beginning of period	667	684	666	689
Opened	3	1	7	1
Closed	(3)	(4)	(6)	(9)
End of period	667	681	667	681
Square feet at end of period			3,580,313	3,674,694
Average square feet per store			5,368	5,396

	Thirteen Weeks Ended			Twenty-Six Weeks Ended
	August 28,	August 29,		August 28,	August 29,
	2010	2009		2010	2009

Net sales	100.0%	100.0%		100.0%	100.0%
Cost of sales (including occupancy costs)	66.9	68.1		66.8	69.2
Gross profit	33.1	31.9		33.2	30.8

Selling, general and administrative expenses	24.2	25.2		24.8	26.6
Store closing costs	-	0.4		-	0.3
Operating income	8.9	6.3		8.4	3.9

Interest income, net	0.1	-		-	-
Income from continuing operations before income taxes	9.0	6.3		8.4	3.9

Income tax expense	3.4	2.4		3.2	1.5
Income from continuing operations	5.6	3.9		5.2	2.4

Loss from discontinued operations, net of income taxes	-	(4.2)		-	(2.7)
Net income (loss)	5.6%	(0.3	) %	5.2%	(0.3	) %

	Condensed Consolidated Balance Sheet

	August 28,	August 29,	February 27
	2010	2009	2010
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$253,703	$142,926	$234,508
Merchandise inventories, net	217,040	221,365	190,894
Other current assets	16,689	27,800	18,205
Property and equipment, net	128,712	152,839	135,943
Other assets	31,039	32,231	30,718
Total assets	$647,183	$577,161	$610,268

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$136,692	$96,731	$114,943
Deferred credits from landlords	37,937	43,661	40,006
Other long-term liabilities	13,820	15,109	13,169
Shareholders' equity	458,734	421,660	442,150
Total liabilities and shareholders' equity	$647,183	$577,161	$610,268

Media Contact:	Investor Contact:
Anne Roman	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914